UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               September 21, 2001
                              ------------------
                Date of Report (Date of earliest event reported)

                           DOLLAR GENERAL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



           TENNESSEE                    001-11421                 61-0502302
  (State or other jurisdiction       (Commission File           (IRS Employer
       of incorporation)                 Number)             Identification No.)

                               100 Mission Ridge
                         Goodlettsville, Tennessee 37072
                     ---------------------------------------
               (Address of principal executive offices) (Zip code)

                                 (615) 855-4000
                                 --------------
              (Registrant's telephone number, including area code)


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Item 4.  Changes in Registrant's INDEPENDENT Accountant

Change in Independent Accountant

               On September 14, 2001, Dollar General Corporation (the "Company") dismissed Deloitte & Touche LLP ("Deloitte") as its independent accountant. The Company's decision was approved by both the Audit Committee of the Board of Directors and by the Company's Board of Directors. Deloitte's reports on the Company's financial statements for fiscal years 1998 and 1999 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte has not issued an audit report on any of the Company's financial statements since January 28, 2000, the Company's 1999 fiscal year end.

               Also on September 14, the Company retained the services of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its new independent accountant to audit the Company's financial statements. The retention of PricewaterhouseCoopers was recommended by the Audit Committee and approved, by resolution, by the Board. PricewaterhouseCoopers orally consented to serve as the Company's independent accountant.

               On September 20, 2001, prior to the Company's announcement of its retention of PricewaterhouseCoopers in a Form 8-K, PricewaterhouseCoopers resigned as the Company's independent accountant because of an irreconcilable conflict of interest that was previously unknown to the PricewaterhouseCoopers representatives associated with the Dollar General engagement. PricewaterhouseCoopers has advised the Company that its resignation was not related in any respect to the matters on which the Company consulted with PricewaterhouseCoopers prior to its engagement to serve as the Company's independent accountant, or any matter respecting the Company that came to its attention subsequent to its retention.

               Neither the Audit Committee nor the Company's Board of Directors have been provided information relating to the nature of PricewaterhouseCoopers' conflict. As a result, the Audit Committee and the Board are not in a position to recommend or to approve or disapprove of PricewaterhouseCoopers' resignation.

               PricewaterhouseCoopers has never issued any opinion on the Company's financial statements.

               On September 21, 2001, Ernst & Young LLP ("Ernst & Young") advised the Company that it is prepared to serve as the Company's independent accountant, subject to the completion of certain acceptance procedures which it expects to successfully conclude. Ernst & Young's proposal to do so has been submitted, with the support of the Company's management, to the Company's Audit Committee of the Board of Directors for its recommendation, and if recommended by the Audit Committee, the Ernst & Young proposal will be submitted to the Board of Directors for its approval. The Audit Committee and the Board will meet during the week of September 24, 2001 to consider the retention of Ernst & Young as the Company's independent accountant.

Disagreement with Prior Independent Accountant -- Deloitte

               During the Company's two most recent fiscal years and through the date of this report, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused it to make reference to the subject matter of the disagreement in its report on the Company's financial statements, provided however:

               In the course of preparing to restate its financial statements for fiscal years 1998 and 1999, as well as revising the previously released unaudited financial information for fiscal year 2000 (collectively, the "Restatements"), the Company has more closely examined its previous accounting practices with regard to certain synthetic lease facilities entered into in 1997 and 1999 with respect to its use and occupancy of certain real property, including approximately 400 stores, two of the Company's distribution centers and the Company's corporate headquarters in Goodlettsville, Tennessee (the "Synthetic Leases"). After review and consultations with outside accountants from KPMG LLP, the Company has determined that its previous treatment of the Synthetic Leases as operating leases for accounting purposes was in error. The Company intends to restate its financial statements to treat these leases as capital leases. The Company and representatives from KPMG LLP, as well as the Audit Committee of the Board of Directors, through its representatives, have discussed the subject of the accounting treatment for Synthetic Leases with Deloitte. At the time of its termination, Deloitte had expressed the view that it had not been provided sufficient information by the Company to conclude that the Company's previous treatment of Synthetic Leases as operating leases was in error.

Disagreement with Prior Independent Accountant -- PricewaterhouseCoopers

               During the Company's two most recent fiscal years and through the date of this report, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused it to make reference to the subject matter of the disagreement in its report on the Company's financial statements.

Other Reportable Events -- Deloitte

               During the Company's two most recent fiscal years and through the date of this report, there were no "reportable events," by Deloitte, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, provided however:

               As previously disclosed, the Company and the Audit Committee of the Board of Directors are reviewing certain accounting issues that will cause the Company to restate its financial statements. Following a report from the Company to Deloitte in April 2001 on its discovery of these issues, Deloitte gave the Company notice as provided under Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act") that such issues may have included "illegal acts" as that term is defined in the Exchange Act. The Audit Committee of the Board of Directors is continuing its investigation of these matters, assisted by its outside counsel, Dechert Price & Rhoads, and the independent accounting firm Arthur Andersen LLP, in order to assure that the Audit Committee is adequately informed with respect to the issues raised by the Restatements. On the Audit Committee's recommendation and with the Board of Directors' approval, the Company has implemented certain appropriate interim remedial actions in response to the matters included in the Audit Committee's review.

               In connection with these events, Deloitte has informed the Company that information has come to its attention that, if further investigated, (i) may materially impact the fairness or reliability of its previously issued audit reports and the underlying financial statements as well as the financial statements to be issued for the Company's 2000 fiscal year;
(ii) may cause it to be unwilling to rely on the representations of certain members of management; and (iii) due to Deloitte's dismissal, it will be unable to conduct such further investigation or resolve these issues to its satisfaction.

Other Reportable Events - PricewaterhouseCoopers

               During the Company's two most recent fiscal years and through the date of this report, there were no "reportable events," by PricewaterhouseCoopers, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Authorization to Respond to Successor Independent Accountant

               The Company has authorized Deloitte and PricewaterhouseCoopers to respond fully to the inquiries of Ernst & Young, if engaged by the Company, concerning these issues.

Consultations with Independent Accountant -- PricewaterhouseCoopers

               Prior to its retention as the Company's independent accountant, PricewaterhouseCoopers was engaged as accounting consultants by counsel for the Company advising a special committee of the Board of Directors with respect to certain shareholder derivative lawsuits currently pending against the Company and several current and former members of its Board of Directors and management. In connection with this engagement, counsel directed PricewaterhouseCoopers to consult with Company personnel regarding the appropriate accounting treatment for the Synthetic Leases. PricewaterhouseCoopers has in oral communications provided the special committee a preliminary view, based on information made available to it by the Company, that the Synthetic Leases should be treated as capital leases for accounting purposes. The Company's consultation with Deloitte on the subject of the accounting treatment for Synthetic Leases and Deloitte's views thereon are discussed above under the caption "Disagreement with Prior Independent Accountant."

               In addition, in connection with its work relating to the shareholder derivative litigation, counsel directed PricewaterhouseCoopers to consult with Company personnel on the application of the accounting standards to the valuation of certain deferred state income tax liabilities. PricewaterhouseCoopers, in oral communications, gave the special committee its preliminary views that the applicable accounting standards require the Company to determine deferred income tax liabilities using differentiated rates as opposed to a consolidated tax rate. After review and consultations with KPMG LLP and taking into account the oral observations received from PricewaterhouseCoopers, the Company intends to restate its financial statements accordingly. The Company did not consult with Deloitte on this subject.

               Other than with respect to the two preceding matters, the Company has not consulted with PricewaterhouseCoopers regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

               PricewaterhouseCoopers was not requested to and did not perform an engagement under Statement on Auditing Standards No. 50 with respect to either consultation.

Consultations with Independent Accountant - Ernst & Young

               During the two most recent fiscal years the Company consulted with Ernst & Young on various tax related matters which, the Company has been advised by Ernst & Young, did not involve matters that are the subject of Item 304(a)(2)(i) or (ii) of Regulation S-K.

Review of Disclosure by Former and Newly Engaged Accountants

               The Company has provided Deloitte and PricewaterhouseCoopers, as the Company's former independent accountants, with a copy of the disclosures set forth herein.

               The Company has requested that PricewaterhouseCoopers, as an independent accountant newly engaged for the period September 14 through September 20, review the disclosures set forth herein, and has provided it with the opportunity to furnish a letter as specified in Item 304(a)(2)(D) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

                             Exhibits  -- None



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:         September 21, 2001              DOLLAR GENERAL CORPORATION

                                          By:    /s/ James J. Hagan
                                                 -------------------------------
                                          Name:  James J. Hagan
                                          Title: Chief Financial Officer